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                                                         EXHIBIT 10(b)


                                  July 31, 2002

Board of Directors
Pruco Life Insurance Company
231 Washington Street
Newark, NJ 07102


Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 6 to the registration statement on Form N-4 for Pruco Life Flexible Variable Annuity Account (File No. 333-37728). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                Very truly yours,

                                 SHEA & GARDNER


                             By: /s/ Christopher E. Palmer
                                --------------------------
                             Christopher E. Palmer